Exhibit 10.54

SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Second Amendment to Executive Employment Agreement, dated as of April 5, 2024 (the "Second Amendment"), is made and entered into by and between ASP Isotopes (Guernsey) Limited, a Guernsey corporation headquartered at Anson Court, La Route des Camps, St. Martin, Guernsey, GY4 6AD ("Company"), and Paul Mann, an individual ("Executive," and together with the Company, the "Parties," and each, a"�"). The Company is a wholly owned subsidiary of ASP Isotopes Inc, a Delaware corporation headquartered at 1101 Pennsylvania Avenue NW, Suite 300, Washington, DC 20004 ("Parent").

WHEREAS, the Parties have entered into an Executive Employment Agreement, dated as of October 4, 2021, as amended by the Amendment to Executive Employment Agreement, dated as of December 20, 2022 (such Executive Employment Agreement, as amended, the "Amended Employment Agreement"); and

WHEREAS, the Parties desire to amend the Amended Employment Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Definitions. Capitalized terms used and not defined in this Second Amendment have the respective meanings assigned to them in the Amended Employment Agreement.
2.
Amendments to Amended Employment Agreement. As of the Effective Date (as defined in Section 3 below), the Amended Employment Agreement is hereby amended or modified as follows:
(a)
The first paragraph of Section 1 of the Amended Employment Agreement is hereby deleted in its entirety and replaced with the following:
1.
Employment and Duties. The Company agrees to employ and the Executive agrees to serve as the Company's Executive Chairman and Chief Executive Officer, as well as the Executive Chairman and Chief Executive Officer of Quantum Leap Energy LLC, a subsidiary of the Parent. In these capacities the Executive shall have such duties, authorities and responsibilities commensurate with the duties, authorities and responsibilities customary to these positions and such other duties and responsibilities as may be assigned to the Executive from time to time by the board of directors or the board of managers, as applicable, of the Company, Quantum Leap Energy LLC or Parent ("Board"). The parties expect the Executive to voluntarily resign one or more of these positions at some point in the future when a qualified replacement is appointed by the Board of Parent and/or the Board of Quantum Leap Energy LLC. At that time, Executive's title and duties and responsibilities hereunder will automatically revert to those of his then-continuing position.
(b)
Section 2 of the Amended Employment Agreement is hereby deleted in its entirety and replaced with the following:

2. Term. The term of this Agreement shall commence on the Effective Date and shall continue for a period of five (5) years following the Effective Date and shall be automatically renewed for successive one (1) year periods thereafter unless either party provides the other party with written notice of his or its intention not to renew this

Agreement at least three (3) months prior to the expiration of the initial term or any renewal term of this Agreement. "Employment Period" shall mean the initial five (5)-year term plus one (1)-year renewals, if any.

(c)
Section 4 of the Amended Employment Agreement is hereby deleted in its entirety and replaced with the following:

4. Base Salary and Board Fees. The Company agrees to pay the Executive a base salary ("Base Salary") of $520,000 per annum. Annual adjustments after the first year of the Employment Period shall be determined by the Board of Parent; provided, however, that the Base Salary may not be decreased. The Base Salary shall be paid in periodic installments in accordance with the Company's regular payroll practices.

3.
Date of Effectiveness; Limited Effect. This Second Amendment will be deemed effective as of the date first written above (the "Effective Date"). Except as expressly provided in this Amendment, all of the terms and provisions of the Amended Employment Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Amended Employment Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Amended Employment Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import will mean and be a reference to the Amended Employment Agreement as amended by this Amendment.
4.
Miscellaneous.
(a)
This Second Amendment is governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of such State.
(b)
This Second Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and permitted assigns.
(c)
The headings in this Second Amendment are for reference only and do not affect the interpretation of this Second Amendment.
(d)
This Second Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Second Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Second Amendment.
(e)
This Second Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of the date first written above.

ASP Isotopes(Guernsey) Limited.

By: /s/ Robert Ainscow

Name: Robert Ainscow

Title: Director

Date: April 5, 2024

Executive:

/s/ Paul Mann

Paul Mann

Date: April 5, 2024